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                                                                    EXHIBIT 23.2

[NETHERLAND, SEWELL & ASSOCIATES, INC. LOGO]



           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the references to our firm and to the use of our reports effective January 1, 2001 and January 1, 2002 in the Energy Partners, Ltd. Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission on or about March 15, 2002.


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.


                                        By: /s/ FREDERIC D. SEWELL
                                            ------------------------------------
                                            Frederic D. Sewell
                                            President


Dallas, Texas
March 7, 2002